Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan NCR Corporation (937) 445-2078 john.hourigan@ncr.com	Gregg Swearingen NCR Corporation (937) 445-4700 gregg.swearingen@ncr.com

For Release on July 9, 2003

NCR Second-Quarter Operating Results Will Exceed Expectations

DAYTON, Ohio—NCR Corporation (NYSE: NCR) today announced that operating results for the quarter ended June 30, 2003 will exceed current expectations. NCR expects its second-quarter net income will be $0.06-$0.09 per share, as compared to analysts’ consensus expectation of $0.04 net loss per share for the second quarter according to First Call. Revenue for the second quarter of 2003 is expected to be approximately $1.37 billion, in line with analysts’ expectations, down 1 percent from the second quarter of 2002. The year-over-year revenue comparison includes 6 percentage points of favorable impact from foreign currency fluctuations.

“While we have not seen an improvement in the economic environment, our efforts to improve the efficiency and profitability of NCR are beginning to generate positive results. Although we still have a great deal of work ahead of us, our performance in the first half of the year allows us to increase our expectations for full-year 2003,” said Mark Hurd, president and chief executive officer of NCR.

As a result of the better-than-anticipated operating results in the second quarter, NCR now expects earnings per share for 2003 to be approximately $0.45-$0.55. This favorably compares to analysts’ current consensus expectation of $0.44 for the year.

NCR will provide more detailed information regarding second-quarter results and guidance for the third quarter when it releases its finalized second-quarter results on July 24, 2003. President and Chief Executive Officer Mark Hurd and Senior Vice President and Chief

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Financial Officer Earl Shanks will discuss the company’s second-quarter results during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship TechnologyTM solutions that maximize the value of customer interactions. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries. Relationship Technology is either a registered trademark or trademark of NCR Corporation in the United States and/or other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the duration and intensity of the economic downturn and its impact on the markets in general or on our ability to meet our commitments to customers, the ability of our suppliers to meet their commitments to us or the timing of purchases (including upgrades to existing data warehousing solutions and retail point of service solutions) by our current and potential customers and other general economic and business conditions, including the impact of SARS on the Asia-Pacific economy; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies,

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ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings such as Retail Store Automation and Financial Self Service solutions; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.